BYLAWS

                                       OF

                              AMP PRODUCTIONS, INC.



                           ARTICLE I - IDENTIFICATION

                  1. Name of Corporation: The name of the Corporation is AMP Productions, Inc.

                  2. Address: The address of the Corporation's registered office is Nevada Corporate 2775 Old Highway 40/Box 1490 Verdi, Nevada 89439, and the name of the registered agent at such address is Nevada Corporate Center.

                  3. Fiscal Year: The fiscal year of the Corporation shall be on a calendar-year basis commencing on the first day of January, each year, and ending on the last day of December of the same calendar year.

                      ARTICLE II - MEETINGS OF SHAREHOLDERS

                  1. Annual Meeting: The annual meeting of the Stockholders for the election of Directors and for the transaction of such other business as may lawfully come before the meeting shall be held during each calendar year at a reasonable time, date and place to be fixed by the President or Board of Directors. Failure to hold the annual meeting shall not work a forfeiture or dissolution of the Corporation.

                  2. Special Meetings: Special meetings of the Stockholders may be called for any reasonable time and place by the President, the Board of Directors or the holders of not less than thirty percent (30%) of all of the issued and outstanding shares entitled to vote at the meeting.

                  3. Notice of Shareholders' Meetings: Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

                  4. Quorum: At any meeting of the Stockholders, the representation in person or by proxy of the majority of the capital stock issued and outstanding on the books of the Corporation shall be necessary to hold such meeting and such majority shall constitute a Quorum for all purposes, unless a

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greater number is required by law. If the holders of the amount of stock necessary to constitute a Quorum shall fail to attend in person or by proxy at the time and place fixed by notice as above provided, for either annual or special meetings, a vote of a majority of the stock present in person or by proxy may adjourn the meeting, until holders of the amount of stock requisite to constitute a Quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally notified.

                  5. Voting: The voting shall be oral or by ballot as the meeting shall determine unless a different vote is required by law. A majority of the votes cast on any motion shall carry that motion, and in the case of an election, shall elect the person nominated. Voting by proxy duly given in writing shall be allowed on all matters, including amendments to the Articles of Incorporation.

                  On each matter submitted at the meeting, each Shareholder shall be entitled to one vote for each share of stock held by him as shown by the books of the Corporation at the close of business on a day preceding the meeting, which day shall be fixed by the Board of Directors and which day shall not be more than fifty (50) nor less than ten (10) days prior to the date of the meeting.

                  Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                  A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                  At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. A Stockholder may not accumulate his votes for one or more Directors.

                  A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge; thereafter, the pledgee shall be entitled to vote the shares so transferred.

                  6. Waiver: Any Stockholder may waive notice of any meeting by writing, signed by him or his duly authorized attorney, either before or after the meeting.

                  7. Informal Action by Stockholders: Any action required to be taken at a meeting of the Shareholders, or any required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

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                  Failure to comply with the requirements of this paragraph
shall not invalidate any action taken at such meeting.

                        ARTICLE III - BOARD OF DIRECTORS

                  1. Number, Term, Election and Authority: The affairs of the Corporation shall be managed by a Board of not less than three (3) Directors or more than nine (9) Directors. At the annual meeting of the Shareholders, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have elected and qualified. If for any reason such Directors shall not be elected at the annual meeting of the Stockholders which is called and held for that purpose. The number of Directors may be increased or decreased from time to time by amendment of these Bylaws. The Directors shall act only as a Board: the individual Director shall have no power as such.

                  2. Vacancies: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a Quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the Stockholders called for the purpose of electing a Director to the office so created. Any directorship to be filled by reason of the removal of one or more Directors by the Shareholders may be filled by election by the Shareholders at the meeting at which the Director or Directors are removed.

                  3. Removal of Directors: One or more Directors or the entire Board of Directors may be removed, with or with out cause, by a majority vote of a Quorum of Stockholders at a regular or special meeting of the Stockholders.

                  4. Place of Meeting: The Directors may hold their meetings at the main office of the Corporation, or at such place or places as the Board from time to time may determine.

                  5. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, by the President or by a majority of the Board of Directors at that time in office. The Chairman of the Board of Directors, President or Secretary shall give notice of such special meeting by mailing the same at least five (5) days before the meeting or telegraphing or telephoning the same at least three
(3) days before the meeting to each Director, but such notice may be waived by any Director. At all meetings of the Board of Directors, each Director present, whether or not he is acting as Chairman of the meeting, shall have one vote. Voting by proxy shall not be allowed.

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                  Whenever all Directors entitled to vote at any meeting
consent, either in writing on the records of the meeting, by filing a waiver with the Secretary, by presence at such meeting, by oral consent entered on the minutes or by taking part in the deliberation at such meeting without objecting to the holding of such meeting, then such meeting and the action taken thereat shall be as valid as if the meeting had been regularly called and noticed. Furthermore, any business may be transacted at such meeting that could be transacted at a regularly-called meeting with notice; and if any meeting is irregular for want of notice or of such consent, the proceedings of such meeting may be ratified and approved and rendered likewise valid, provided a Quorum was present at such meeting. However, the irregularity or defect therein waived by writing shall be signed by all Directors having the right to vote at such meeting. Any Directors' meeting may be held without notice.

                  Attendance of a Director at meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in notice or waiver of notice of such meeting.

                  6. Quorum: A majority of the Board of Directors in office at the time shall constitute a Quorum for the transaction of business, but if at any meeting of the Board there shall be fewer than a Quorum present, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement of the meeting, until a Quorum shall be present.

                  7. Acting Outside Meeting: Any action of a majority of the Board of Directors, although not at a regularly-called meeting, and the record thereof as assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if passed by the Board in a regular meeting.

                  8. Designation of Depositories: Such bank or trust company as the Board may choose from time to time shall be the depository of the money or securities of the Corporation.

                              ARTICLE IV - OFFICERS

                  1. Officers: The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Vice-President, a Secretary and a Treasurer, who shall be chosen by the Board of Directors in any regularly-called Directors' meeting. One person may not hold more than one office, except the same person may serve as Chairman of the Board and at the same time act in another official capacity. The same person may hold both offices of Secretary and Treasurer. The Board of Directors may, in their discretion, create such other offices and appoint such other officers and agents as it desires. All officers, agents and employees of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.

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                  2. Powers and Duties of the Chairman of the Board of
Directors: He shall preside at all meetings of Directors and Shareholders of the Corporation. He may call meetings of the Board of Directors from time to time. The Chairman shall also perform such other duties as may be assigned to him by the Board of Directors.

                  3. Powers and Duties of the President: The President shall be the chief executive officer of the Corporation. He may sign and execute all authorized contracts or obligations in the name of the Corporation, with the Secretary or an Assistant Secretary, may sign all certificates of the shares of the capital stock of the Corporation. He shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

                  4. Powers and Duties of the Vice-President: The Vice-President shall possess the power and may perform the duties of the President in his absence or disability. The Vice-President shall perform such other duties as may be from time to time assigned to him by the Board of Directors or President.

                  5. Powers and Duties of the Secretary: The Secretary shall keep the minutes of all meetings of the Board of Directors and of all meetings of Stockholders. He shall attend to the giving and serving of notices of the Corporation; he may sign with the President, in the name of the Corporation, all contracts authorized by the Board of Directors; and when so ordered by the Board of Directors, he shall affix the seal of the Corporation thereto. The Secretary shall, with the President or Vice-President sign all certificates of the shares of the capital stock of the Corporation. He shall do and perform such other duties as may be assigned from time to time by the Board of Directors or President.

                  6. Powers and Duties of the Assistant Secretary: Each Assistant Secretary, if appointed, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, President or Secretary.

                  7. Powers and Duties of the Treasurer: The Treasurer shall have the custody of all funds and securities of the Corporation which may have come into his hands. When necessary or proper, he shall endorse for collection, on behalf of the Corporation, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate. He shall sign all receipts and vouchers for payments made to the Corporation jointly with such other officers as may be designated by the Bylaws or by resolution of the Board of Directors. He shall perform such other acts and duties as may be assigned to him by the Board of Directors or President.

                           ARTICLE V - VOTING OF STOCK

                  Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meeting of the Stockholders of any corporation in which the Corporation may hold stock, and at any such meeting

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shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation may have possessed and exercised if present. The Board of Directors, by resolution, may from time to time confer such powers upon any other person or persons.

                           ARTICLE VI - CAPITAL STOCK

                  1. Certificate of Shares: Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President or a Vice-President, and also by the Secretary or and Assistant Secretary, duly authorized by the Board of Directors to do so.

                  2. Transfer of Shares: Shares of the capital stock of the Corporation shall be transferred only on the books of the Corporation at the instance of the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

                  The delivery of a certificate of stock in this Corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all persons except the Corporation, provided all provisions of the Stock Buy and Sell Agreement in force at the time have been complied with. No transfer of stock shall be valid against the Corporation until it shall have been registered upon the books of the Corporation.

                  The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such hares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                   ARTICLE VII - DIVIDENDS AND WORKING CAPITAL

                  1. Dividends: Dividends may be declared by the Board of Directors from time to time out of the net earnings or from the surplus of its assets over its liabilities, but not otherwise. When the Directors shall so determine, dividends may be paid in stock.

                  2. Working Capital: Before payment of any dividend or making any distribution of profits, there may be set aside out of the net profits of the Corporation such sum or sums as the Directors may from time to time in their discretion think proper as a working capital or as a reserve fund to meet contingencies and emergencies, and from time to time the Board of Directors may increase, diminish and vary such working capital or such reserve fund in its absolute judgment and discretion.

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            ARTICLE VIII - CHECKS, NOTES AND EVIDENCE OF INDEBTEDNESS

                  Disbursements shall be made by checks, all of which shall be signed as determined by the Board of Directors. Bills receivable, drafts and other evidences of indebtedness tot he corporation shall be endorsed for the purpose of discount or collection by the President or such other office or officers of the Corporation as the Board of Directors shall from time to time, by resolution, designate. No bonds, notes or other evidence of indebtedness shall be executed by or on behalf of the Corporation unless the Board of Directors shall expressly authorize the same.

                          ARTICLE IX - INDEMNIFICATION

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact the he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had not reasonable cause to believe that his conduct was unlawful.

                              ARTICLE X - AMENDMENT

                  These Bylaws and any other Bylaws may be adopted, amended or repealed either by the Shareholders or by the Board of Directors, except that:

                  1. The Board of Directors shall not alter or repeal any Bylaw which the Stockholders have specifically precluded the Directors from altering or repealing.

                  2. No Bylaw shall be adopted by the Directors which shall require more than a majority of the voting shares for a Quorum at a meeting of Shareholders, or more than a majority of the votes cast to constitute action by the Shareholders, except where higher percentages are required by law.

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                            CERTIFICATE OF SECRETARY

                  I, the undersigned, do hereby certify:

                  1. That I am the duly elected and acting Secretary of AMP Productions, Inc.; and,

                  2. That the foregoing Bylaws, comprising nine(9) pages, constitute the Bylaws of said Corporation as duly adopted at a meeting of the Board of directors thereof duly held on the 16 day of February, 2000.


                           _____/s/___________________
                                Secretary